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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-A

                     FOR REGISTRATION OF CERTAIN CLASSES OF
                 SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                              CLEVELAND-CLIFFS INC
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                OHIO                                     34-1464672
---------------------------------------         --------------------------------
(State of incorporation or organization)               (IRS Employer
                                                       Identification No.)

 1100 Superior Avenue, Cleveland, Ohio                      44114
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(Address of principal executive offices)                 (Zip Code)

  If this form relates to the                   If this form relates to the
  registration of a class of                    registration of a class of
  securities pursuant to                        securities pursuant to
  Section 12(b) of the                          Section 12(g) of the
  Exchange Act and is                           Exchange Act and is
  effective pursuant to                         effective pursuant to
  General Instruction A.(c),                    General Instruction A.(d),
  please check the following                    please check the following
  box. [X]                                      box.  [ ]


Securities Act registration file number to which this form relates, (if applicable): ________________________

Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                 Name of each exchange on which
       to be so registered                 each class is to be registered
       -------------------                 ------------------------------

Rights to Purchase Common Shares              New York Stock Exchange,
--------------------------------           ------------------------------
                                               Chicago Stock Exchange
                                           ------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                 Title of class


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ITEM 1.  DESCRIPTION OF SECURITIES TO BE REGISTERED.

     On September 9, 1997, the Directors of Cleveland-Cliffs Inc (the "Company") declared a dividend distribution of one right (a "Right") for each Common Share, par value $1.00 per share (the "Common Shares"), of the Company outstanding at the close of business on September 19, 1997 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of September 19, 1997 (the "Rights Agreement"), between the Company and First Chicago Trust Company of New York, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered from the Company's treasury after the Record Date will be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 4.1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit B to the Rights Agreement.

ITEM 2.  EXHIBITS.

         Exhibit
         Number     Exhibit
         ------     -------

         4.1 Rights Agreement (including a Form of Right Certificate as Exhibit A thereto and a Summary of Rights to Purchase Common Shares as Exhibit B thereto)

         99.1       Form of letter to shareholders, dated September 19, 1997

         99.2       Press release, dated September 9, 1997



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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         CLEVELAND-CLIFFS INC


                                         By: /s/ J. S. Brinzo
                                             ------------------------------
                                            Name:  J.S. Brinzo
                                            Title: Executive Vice President
                                                   Finance and Planning

Dated:  September 19, 1997



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                                INDEX TO EXHIBITS

         Exhibit
         Number     Exhibit
         ------     -------

         4.1 Rights Agreement (including a Form of Right Certificate as Exhibit A thereto and a Summary of Rights to Purchase Common Shares as Exhibit B thereto)

         99.1       Form of letter to shareholders, dated September 19, 1997

         99.2       Press release, dated September 9, 1997



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